UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2018

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851-1056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On July 20, 2018, Xerox Corporation (the “Company”) entered into an agreement (the “Agreement”) between and among the Company and Centerview Partners LLC (“Centerview”) pursuant to which the parties settled, without any admission of liability to the other, certain matters related to the previously proposed combination of the Company with Fuji Xerox Co. Ltd. (the “Terminated Transaction”), solely for the purpose of avoiding litigation, uncertainty, controversy and legal expense. Pursuant to the Agreement, the parties have agreed to the following:

•	Centerview will repay to the Company all of the fees paid by the Company to Centerview in connection with the Terminated Transaction pursuant to certain engagement letters between the Company and Centerview (the “Engagement Letters”);

•	Centerview will not be entitled to any further payments or fees from the Company under the Engagement Letters; and

•	the Company will release Centerview and Centerview will release the Company from any claims arising out of or relating to (i) the Engagement Letters as of the date of the Agreement, (ii) the financial advice and services, including a fairness opinion, provided by Centerview to the Company, (iii) the Terminated Transaction, (iv) the actions pending in connection with the Terminated Transaction and (v) any claim that was or could have been asserted in such actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX CORPORATION

	By:	/s/ Douglas H. Marshall

Name: Douglas H. Marshall
Title: Assistant Secretary
Date: July 20, 2018